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                                                                     Exhibit 21


                           SUBSIDIARIES OF REGISTRANT

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

                                                                               Jurisdiction of
Name                                                                           Incorporation
----                                                                           --------------
Moore Sports Ltd.                                                              Delaware
Greater American Finance Group, Inc.                                           Delaware
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